Exhibit 99.1

Press Contact:                                      Investor Contacts:
Ryan Lowry                                           Shauna O’Boyle
NetApp                                                  NetApp
(408) 822-7544                                      (408) 822-7655
ryanl@netapp.com                              oboyle@netapp.com

NETAPP ANNOUNCES RESULTS FOR FIRST QUARTER FISCAL YEAR 2011

Record Q1; Company Records Q1 FY’11 Revenues of $1.14 Billion, Up 36% Year Over Year

Sunnyvale, Calif.—August 18, 2010—NetApp (NASDAQ: NTAP) today reported results for the first quarter of fiscal year 2011, which ended July 30, 2010. Revenues for the first fiscal quarter of 2011 totaled $1.14 billion compared to revenues of $838 million for the same period a year ago.
For the first fiscal quarter of fiscal year 2011, GAAP net income was $142 million or $0.38 per share1compared to GAAP net income of $52 million, or $0.15 per share for the same period in the prior year. Non-GAAP net income for the first fiscal quarter of fiscal year 2011 was $183 million, or $0.49 per share2, compared to non-GAAP net income of $76 million, or $0.22 per share for the same period a year ago.
“With total revenue growth for the quarter of 36% and product revenue growth of 51% year over year, NetApp has begun our fiscal year with great momentum,” said Tom Georgens, president and CEO. “The NetApp value proposition allows customers to implement more flexible and efficient storage infrastructures at a lower cost. Our results indicate we are achieving clear customer preference as IT organizations transform their data centers.”

Outlook
•	NetApp estimates revenue for the second quarter of fiscal year 2011 to be in the range of $1.16 billion to $1.21 billion.
•	NetApp estimates share count for the second quarter of fiscal year 2011 to increase by about 6 million shares.
•
NetApp estimates that the second quarter of fiscal year 2011 GAAP earnings per share will be approximately $0.35 to $0.38 per share. NetApp estimates that the second quarter fiscal year 2011 non-GAAP earnings per share will be approximately $0.47 to $0.50 per share.

Business Highlights
In the first quarter of fiscal year 2011, NetApp expanded its strategic relationships with Microsoft and other partners to help customers and service providers make the transition to a cloud computing environment. NetApp, VMware, and Cisco also strengthened their trilateral collaboration by unveiling new solutions to increase data center efficiencies for customers. In addition, NetApp achieved several milestones and earned several awards during the quarter related to customer adoption of key technologies and its unique corporate culture. Key business highlights included the following:

NetApp Strengthens Relationship with Microsoft
•
NetApp and Microsoft streamline data center management and accelerate cloud computing. NetApp announced closer integration with Microsoft® technology to help joint customers and service providers more easily manage their virtualized environments and build internal and public clouds. This tighter integration will allow customers to make their data centers more efficient, agile, and dynamic.

•
NetApp integrates with Microsoft toolkit to help service providers take small and medium-sized businesses (SMBs) to the cloud. While enterprise-class data protection has historically been too expensive for most SMBs, NetApp’s integration with the Microsoft Dynamic Data Center Toolkit for Hosters enables service providers to make data protection a reality for their SMB customers.

•
NetApp unveils solutions for Microsoft SharePoint® Server 2010 environments. NetApp® SnapManager® 6.0 for Microsoft SharePoint 2010 and other new storage solutions enable customers to make a smooth transition to SharePoint 2010. As storage demands continue to increase for SharePoint 2010, SnapManager 6.0 will help customers improve scalability, optimize storage resources, and reduce costs.

NetApp and Partners Enable Flexible IT
•
NetApp, Cisco, and VMware unveil end-to-end Fibre Channel over Ethernet (FCoE) solution for the dynamic data center. These three partners delivered the industry’s first certified end-to-end FCoE solution for VMware® virtual environments. With NetApp FCoE solutions and Cisco data center switches now validated to support VMware virtualized environments, this significant milestone helps customers achieve greater data center efficiencies and progress on their journey to the cloud.

•
NetApp increases focus on service providers to help customers move to cloud computing. NetApp’s integration of service providers into its 2010–2011 NetApp Partner Program tightens the relationship between NetApp, its key service provider partners, and its value-added reseller partners, allowing them to more effectively work together to help customers make the transition to a cloud environment.

Milestones and Awards
•
NetApp exceeds exabyte barrier with storage efficiency technologies. NetApp became the first storage vendor to achieve more than an exabyte of storage with deduped storage-system deployments. As a leader in primary storage deduplication, NetApp has deployed more than 87,000 deduped storage systems while more than 12,000 customers have benefitted from its portfolio of storage efficiency products.

•
NetApp customers have purchased more than a petabyte of Flash Cache. Since its introduction in September 2009, NetApp Flash Cache has helped customers improve storage efficiency and performance. NetApp’s incorporating flash memory as intelligent cache in its unified storage systems allows NetApp customers to optimize performance while decreasing both capital and operating expenses.

•
NetApp ranked #3 in best place to work in D.C. area list. The Washington Business Journal named NetApp #3 in the Large Company category (with nonlocal headquarters) on its “Best Places to Work” list in the D.C. area for 2010. The honor marks the second consecutive year that NetApp has finished in the top five in this ranking and is further testament to NetApp’s strong corporate culture.

•
NetApp ranked #1 in Switzerland by the Great Place to Work Institute®. NetApp was recognized as the “Best Employer in Switzerland” by the Great Place to Work Institute for 2010. NetApp now ranks in the top 20 in 10 different regions, including #7 in the United States.

•
NetApp RTP data center earns EPA’s ENERGY STAR®. The NetApp RTP dynamic data center became the first ever data center to earn the U.S. Environmental Protection Agency’s (EPA’s) prestigious ENERGY STAR for its superior energy efficiency. Achieving a near- perfect score of 99 out of 100, the unique RTP data center has reduced CO2 emissions for NetApp by approximately 95,000 tons per year, which is equivalent to removing 16,000 cars per year from the road.

•
NetApp recognizes cutting-edge customers with NetApp Innovation Awards. NetApp held its sixth annual Innovation Awards to honor cutting-edge customers from around the world who leveraged NetApp solutions in an innovative way to improve their business. Winning organizations included Microsoft, Weta Digital, BT Global Services, WNS Global Services, T-Systems, and the Pennsylvania Office of the Attorney General.

Webcast and Conference Call Information
The NetApp first quarter fiscal year 2011 results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, August 18, 2010, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location. An audio replay Webcast will also be available after 4:00 p.m. Pacific Time on our Web site.

NetApp now uses a new hybrid format for disclosing key financial information associated with our quarterly results. Concurrent with the press release, NetApp will post and distribute a separate document with financial commentary and statistics that was previously disclosed during our earnings calls. These prepared remarks will be available prior to the conference call in order to provide the investment community with additional time to analyze our results. This commentary will not be read during the earnings call.

About NetApp
NetApp creates innovative storage and data management solutions that deliver outstanding cost efficiency and accelerate business breakthroughs. Discover our passion for helping companies around the world go further, faster at www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results, share count, and metrics for the second quarter of fiscal year 2011, our expectations regarding our current and new partnerships and strategic alliances, and the benefits that we expect our customers to realize from using our products and those from our strategic alliances and partnerships. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include customer demand for our products and services; our ability to increase revenue and manage our operating costs; increased competition risks associated with the anticipated growth in network storage market; general economic and market conditions; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, Go further, faster, and SnapManager are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. VMware is a registered trademark of VMware, Inc. Microsoft and SharePoint are registered trademarks of Microsoft Corporation. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

1GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

2Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 30, 2010	April 30, 2010

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,920.9	$3,724.0
Accounts receivable, net	372.5	471.5
Inventories	90.4	112.9
Other current assets	210.4	228.7
Total current assets	4,594.2	4,537.1

Property and equipment, net	825.4	804.4
Goodwill and other intangible assets, net	780.2	706.1
Long-term investments and restricted cash	71.2	72.8
Other non-current assets	374.8	374.0
	$6,645.8	$6,494.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$149.9	$184.6
Accrued compensation and other current liabilities	388.7	591.3
Short-term deferred revenue	1,126.8	1,135.1
Total current liabilities	1,665.4	1,911.0

Long-term debt and other obligations	1,309.5	1,273.4
Long-term deferred revenue	821.0	779.5
	3,795.9	3,963.9

Stockholders' equity	2,849.9	2,530.5
	$6,645.8	$6,494.4

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2010	July 31, 2009

Revenues:
Product	$720.8	$478.2
Software entitlements and maintenance	174.7	165.3
Service	242.3	194.4
Net revenues	1,137.8	837.9

Cost of revenues:
Cost of product	307.7	212.5
Cost of software entitlements and maintenance	3.4	3.1
Cost of service	102.3	99.8
Total cost of revenues	413.4	315.4
Gross profit	724.4	522.5

Operating expenses:
Sales and marketing	354.2	301.4
Research and development	149.5	130.3
General and administrative	56.2	59.6
Restructuring and other charges	-	1.5
Acquisition related (income) expense, net	0.3	(41.1)
Total operating expenses	560.2	451.7

Income from operations	164.2	70.8

Other income (expenses), net
Interest income	9.8	8.6
Interest expense	(18.6)	(19.2)
Other income (expenses), net	2.2	(1.0)
Total other expenses, net	(6.6)	(11.6)

Income before income taxes	157.6	59.2

Provision for income taxes	15.8	7.5

Net income	$141.8	$51.7

Net income per share:
Basic	$0.40	$0.15

Diluted	$0.38	$0.15

Shares used in net income per share calculations:
Basic	352.4	334.5

Diluted	374.3	338.9

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended
	July 30, 2010	July 31, 2009

Cash Flows from Operating Activities:
Net income	$141.8	$51.7
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	40.7	43.0
Stock-based compensation	44.3	52.2
Accretion of discount and issue costs on notes	12.9	13.1
Unrealized losses on derivative activities	10.8	-
Tax benefit from stock-based compensation	(12.0)	19.0
Other, net	11.1	(2.0)
Changes in assets and liabilities:
Accounts receivable	100.0	117.2
Inventories	22.5	(0.4)
Accounts payable	(34.4)	(14.5)
Accrued compensation and other current liabilities	(221.6)	(230.9)
Deferred revenue	33.2	(9.8)
Changes in other operating assets and liabilities, net	28.0	(0.4)
Net cash provided by operating activities	177.3	38.2
Cash Flows from Investing Activities:
Purchases and redemptions of investments, net	(293.9)	233.6
Purchases of property and equipment	(40.2)	(24.7)
Acquisition of business, net of cash acquired	(74.9)	-
Other investing activities, net	0.1	(0.4)
Net cash provided by (used in) investing activities	(408.9)	208.5
Cash Flows from Financing Activities:
Issuance of common stock	139.9	33.3
Net cash provided by financing activities	139.9	33.3

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1.3)	10.2

Net Increase (Decrease) in Cash and Cash Equivalents	(93.0)	290.2
Cash and Cash Equivalents:
Beginning of period	1,705.0	1,494.2
End of period	$1,612.0	$1,784.4

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In millions)
(Unaudited)

	Three Months Ended July 30, 2010

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$4.4	$0.9	$-	$-	$-	$-	$5.3
Cost of service revenues	-	3.9	-	-	-	-	3.9
Sales and marketing expense	1.1	20.6	-	-	-	-	21.7
Research and development expense	-	11.1	-	-	-	-	11.1
General and administrative expense	-	7.8	-	-	-	-	7.8
Acquisition related (income) expense, net	-	-	-	0.3	-	-	0.3
Interest expense	-	-	-	-	12.9	-	12.9
Other income (expenses), net	-	-	-	-	-	(2.5)	(2.5)

Effect on income before income taxes	$5.5	$44.3	$-	$0.3	$12.9	$(2.5)	$60.5

	Three Months Ended July 31, 2009

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$4.7	$1.2	$-	$-	$-	$-	$5.9
Cost of service revenues	-	4.5	-	-	-	-	4.5
Sales and marketing expense	0.8	24.0	-	-	-	-	24.8
Research and development expense	-	12.7	-	-	-	-	12.7
General and administrative expense	-	9.8	-	-	-	-	9.8
Restructuring and other charges	-	-	1.5	-	-	-	1.5
Acquisition related (income) expense, net	-	-	-	(41.1)	-	-	(41.1)
Interest expense	-	-	-	-	13.1	-	13.1

Effect on income before income taxes	$5.5	$52.2	$1.5	$(41.1)	$13.1	$-	$31.2

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2010	July 31, 2009

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$141.8	$51.7

Adjustments:
Amortization of intangible assets	5.5	5.5
Stock-based compensation expenses	44.3	52.2
Restructuring and other charges	-	1.5
Acquisition related (income) expense, net	0.3	(41.1)
Non-cash interest expense	12.9	13.1
Gain on investments	(2.5)	-
Income tax effect of non-GAAP adjustments	(19.7)	(7.0)

NON-GAAP NET INCOME	$182.6	$75.9

NET INCOME PER SHARE	$0.379	$0.152

Adjustments:
Amortization of intangible assets	0.015	0.016
Stock-based compensation expenses	0.118	0.154
Restructuring and other charges	-	0.004
Acquisition related (income) expense, net	0.001	(0.121)
Non-cash interest expense	0.034	0.039
Gain on investments	(0.007)	-
Income tax effect of non-GAAP adjustments	(0.053)	(0.020)

NON-GAAP NET INCOME PER SHARE	$0.487	$0.224

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER 2011
(Unaudited)

Second Quarter
2011

Non-GAAP Guidance	$0.47 - $0.50

Adjustments of Specific Items to
Net Income Per Share for the Second
Quarter 2011:

Stock based compensation expense	(0.12)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.04
Total Adjustments	(0.12)

GAAP Guidance -Net Income Per Share	$0.35 - $0.38